Section 906 Certifications
I, Aaron Cooper, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: October 26, 2021
/s/ Aaron Cooper
______________________
Aaron Cooper
Principal Executive Officer
Section 906 Certifications
I, Janet C. Smith, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: October 26, 2021
/s/ Janet C. Smith
______________________
Janet C. Smith
Principal Financial Officer
Attachment A
Period (s) ended August 31, 2021
Putnam Focused Large Cap Growth ETF
Putnam Focused Large Cap Value ETF
Putnam Sustainable Future ETF
Putnam Sustainable Leaders ETF